Exhibit 3.5

Excerpt from Written Consent of the Board of Directors Amending Bylaws of Mrs. Gooch’s Natural Food Markets, Inc., a California corporation  May 11, 1993  2. Amendment of Bylaws.  WHEREAS, Section 2 of Article IX of the Amended Bylaws of the Corporation gives the Board power to amend the Amended Bylaws;  WHEREAS, upon the effectiveness of the foregoing amendment to the Articles of Incorporation, Article VIII of the Articles of Incorporation of the Corporation will authorize the Corporation to provide Excess Indemnification to its officers and directors with respect to both Third-Party Actions and Derivative Actions;  WHEREAS, the Bylaws presently designate the officers of the Corporation by name and the Board wishes to remove such designations from the Bylaws; and.  WHEREAS, the Board deems it to be in the best interest of the Corporation to amend the Amended Bylaws as set forth below;  NOW, THEREFORE, BE IT RESOLVED, that Section 16 of Article III of the Amended Bylaws of the Corporation be, and it hereby is, deleted in its entirety and replaced with the provisions set forth in Exhibit A hereto, effective upon the effective date of the foregoing amendment to the Articles of Incorporation; and  RESOLVED FURTHER, that Section 1 of Article IV of the Amended Bylaws of the Corporation be, and it hereby is deleted in its entirety and replaced with the following:  “Section 1. OFFICERS. The officers of the corporation shall consist of a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such additional officers as may be appointed in accordance with Section 3 of this Article IV. Officers need not be directors. Any number of offices may be held by the same person.”

RESOLVED FURTHER, that any officer appointments by the Board prior hereto in conflict with Article IV, Section 1 of the Amended Bylaws as in effect prior hereto shall be, and hereby are, ratified and confirmed by the Board, notwithstanding any such conflict.

EXHIBIT A  Section 16. INDEMNIFICATION OF AGENTS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE.  (a) Indemnification of Directors and Officers.  (i) Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation (for purpose of this Section 16, the term “officer” shall include, without limitation, the Director of Public Relations Marketing, or any substantially similar position) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged past, present or future action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise tax or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit or his or her heirs, executors and administrators; provided, however, that  (1) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation;  (2) the corporation shall indemnify such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation;  (3) no such person shall be indemnified (A) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is  30117650 paid pursuant to any directors’ and officers’ liability insurance policy maintained by the corporation; (B) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; and (C) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; and  (4) no such person shall be indemnified with regard to any action brought by or in the right of the corporation for breach of duty to the corporation and its shareholders (A) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (B) for acts or omissions that such person believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (C) for any transaction for which the such director or officer derived an improper personal benefit; (D) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (E) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to the corporation or its shareholders; (F) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the General Corporation Law of California (the “Law”); or (G) as to circumstances in which indemnity is expressly prohibited by Section 317 of the Law.  (ii) The right to indemnification conferred in this Section 16(a) shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any proceeding, whether prior to or after final disposition of such proceeding. Any such advances shall be paid within 15 days after the receipt by the corporation from time to time of a statement or statements from the claimant requesting such advance or advances and reasonably identifying the expenses incurred by the claimant. Notwithstanding anything to the contrary above, if the Law requires, the payment of such advances shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the corporation if it shall be ultimately determined that such person is not entitled to be indemnified.  30117650 -2-

(b) Indemnification of Employees and Agents.  A person who was or is a party or is threatened to be made a party to or is involved in any proceedings by reason of the fact that he or she is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permitted by California law and the corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement), reasonably incurred or suffered by such person in connection therewith. The immediately preceding sentence is not intended to be and shall not be considered to confer a contract right on any employee or agent (other than directors and officers) of the corporation.  (c) Right of Claimant to Bring Suit.  If a claim under paragraph (a) of this Section 16 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 15 days (as provided in Section 16(a)(ii)), the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of the corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.  (d) Successful Defense.  Notwithstanding any other provision of this Section 16, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to  30117650 -3-

in paragraph (a) of this Section 16 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.  (e) Non-Exclusivity of Rights.  The right to indemnification provided by this Section 16 shall not be exclusive of any, other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.  (f) Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under applicable law.  (g) Expenses as a Witness.  To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.  (h) Indemnity Agreements.  The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under the Law and the corporation’s Articles of Incorporation.  (i) Separability.  Each and every paragraph, sentence, term and provision of this Section 16 is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Section 16 may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Section 16 and any agreement between the corporation and  30117650 -4-

claimant, the broadest possible indemnification permitted under applicable law.  (j) Effect of Repeal or Modification.  Any repeal or modification of this Section 16 shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeat or modification with respect to any action or omission occurring prior to such repeal or modification.  30117650 -5-